Exhibit 99.1

Contact:

Rick Neely

Chief Financial Officer

Monolithic Power Systems, Inc.

408-357-6777

Monolithic Power Systems, Inc. Announces Financial Results

for Second Fiscal Quarter of 2006

LOS GATOS, Calif., August 2, 2006 – Monolithic Power Systems, Inc. (MPS) (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced its financial results for the quarter ended June 30, 2006, as follows:

•	Net revenues of $26.6 million, up 19.5% from $22.3 million for the same quarter of 2005

•	Gross margin of 63.0%, compared with 63.3% for the same quarter of 2005

•	GAAP operating expenses of $14.9 million, including $9.2 million for research and development and selling, general and administrative, $2.8 million for patent litigation; $2.9 million for stock-based compensation

•	Non-GAAP(1) operating expenses of $12.0 million, excluding $2.9 million for stock-based compensation

•	GAAP net income of $1.1 million, or $0.03 per diluted share, compared with a GAAP net loss of $6.7 million, or ($0.24) per diluted share, for the same quarter of 2005

•	Non-GAAP(1) net income of $3.9 million, or $0.12 per diluted share, compared with non-GAAP net loss of $ 5.5 million, or ($0.20) per diluted share, for the same quarter of 2005

•	Cash, cash equivalents, restricted cash and investments of $64.5 million, compared with $66.8 million at December 31, 2005.

“While we are not pleased with the rate of revenue growth in recent quarters, overall we are making significant progress,” said Michael Hsing, MPS Chief Executive Officer. “We have transitioned from a private company to a public company and strengthened our management and design teams; we believe that we have the foundation to grow to the next level. We will continue to focus on the development of technically superior products using our BCD Plus™ Technology to extend our market leadership in power management. You will see some of these products introduced to the market in the second half of 2006.”

Business Outlook

The following are MPS’ financial targets for the third quarter ending September 30, 2006:

•	Revenues essentially flat from the second quarter, at $25 million to $27 million

•	Gross margin in the upper end of our target range of 58% to 63%

•	Research and development and selling, general and administrative expense between $9.5 million and $10.5 million, which excludes an estimate of litigation expense in the range of $2.5 million to $3.5 million and excludes an estimate of stock-based compensation expense in the range of $3.0 million to $3.5 million.

(1) Non-GAAP net income and non-GAAP operating expenses differ from net income and operating expenses determined in accordance with GAAP (Generally Accepted Accounting Principles in the United States) in that such non-GAAP net income excludes the effect of stock-based compensation expense and related tax effect. A schedule reconciling these amounts is included in this news release. MPS’ non-GAAP net income and non-GAAP operating expenses differ from GAAP net income and operating expenses in that the non-GAAP financial measures exclude stock-based compensation expense and related deferred tax asset. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. MPS utilizes both GAAP and non-GAAP net income and operating expenses in assessing what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors’ understanding of MPS’ core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financials measures used by MPS.

Conference Call

MPS plans to conduct a management teleconference covering its second quarter results at 5:30 a.m. PDT / 8:30 a.m. EDT today, August 2, 2006. Dial-in number: 303-262-2125, code number 11066450. The call will be webcast live and archived for all investors for one year on the MPS website at http://www.monolithicpower.com/cmp_02_inv_rel.htm. This press release and any other information related to the call will also be posted on the website at that location. In addition, a phone replay of the call will be available for seven days at 303-590-3000, code number 11066450.

Safe Harbor Statement

This press release contains forward-looking statements regarding the company’s potential new product offerings, targeted net revenues, gross margin, non-GAAP operating expenses, stock-based compensation expense and litigation expenses for the fiscal quarter ending September 30, 2006. These statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the risks, uncertainties and costs of litigation in which the company is involved; the outcome of any upcoming trials, hearings, motions, and appeals; any interruptions in the company’s schedule of new product development; adverse changes in government regulations in foreign countries where the company has offices; acceptance of, or demand for, the company’s products being lower than expected; the adverse impact that excess inventory in the company’s distribution channel would have on its financial performance; the adverse impact on the company’s financial performance if its tax and litigation provisions are inadequate; difficulty in predicting or budgeting for future expenses and financial contingencies; and other important risk factors identified in the company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K filed on March 28, 2006.

The forward-looking statements in this press release represent MPS’ targets, not predictions of actual performance. MPS assumes no obligation to update the information in this press release or in the accompanying conference call. Any statements by persons outside of MPS speculating on the progress of the quarter or other aspects of MPS’ business are not based on internal MPS information and should be assessed accordingly by investors.

About MPS

Monolithic Power Systems, Inc. (MPS) develops and markets proprietary, advanced analog and mixed-signal semiconductors. The company combines advanced process technology with its highly experienced analog designers to produce high-performance power management integrated circuits (ICs) for DC to DC converters, LED drivers, Cold Cathode Fluorescent Lamp (CCFL) backlight controllers, Class D audio amplifiers, and Linear ICs. MPS products are used extensively in computing and network communications products, LCD monitors and TVs, and a wide variety of consumer and portable electronics products. MPS partners with world-class manufacturing organizations to deliver top quality, ultra-compact, high-performance solutions through the most productive, cost-efficient channels. Founded in 1997 and headquartered in Los Gatos, California, the company has expanded its global presence with sales offices in Taiwan, China, Korea, Japan, and Europe, which operate under MPS International, Ltd.

Trademarks

MPS, Monolithic Power Systems, the MPS logo and BCD Plus are trademarks of Monolithic Power Systems, Inc. in the U.S. and certain other countries.

Financial Statements Attached

Monolithic Power Systems, Inc.

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, except per share amounts)

(unaudited)

	June 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$21,602	$25,091
Short-term investments	39,350	38,814
Accounts receivable, net of allowances of $227 at 2006 and 2005	9,874	9,537
Inventories	9,076	6,165
Deferred income tax asset—current	3,489	3,671
Prepaid expenses and other current assets	2,617	1,501
Restricted assets—current	3,499	2,938

Total current assets	89,507	87,717

Property and equipment, net	10,963	6,238
Other assets	463	387
Restricted assets	6,532	6,433

Total assets	$107,465	$100,775

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,100	$6,583
Accrued compensation and related benefits	3,176	2,974
Accrued income tax payable	—	2,913
Accrued liabilities	8,578	9,797

Total current liabilities	17,854	22,267

Deferred rent	235	209
Deferred income tax liability	—	131

Total liabilities	18,089	22,607

Stockholders’ equity:
Common stock, $0.001 par value, $30 and $29 in 2006 and 2005, respectively; shares authorized: 150,000; shares issued and outstanding: 29,979 and 29,156 in 2006 and 2005, respectively	105,252	98,342
Deferred stock compensation	(1,266)	(4,544)
Notes receivable from stockholders	(191)	(398)
Accumulated other comprehensive income (loss)	23	(138)
Accumulated deficit	(14,442)	(15,094)

Total stockholders’ equity	89,376	78,168

Total liabilities and stockholders’ equity	$107,465	$100,775

Monolithic Power Systems, Inc.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	For the Three Months ended June 30,		For the Six Months ended June 30,
	2006	2005	2006	2005
Revenue	$26,601	$22,257	$51,364	$36,894
Cost of revenue (including stock-based compensation of $147 and $288 for the three and six months ended June 30, 2006 and $131 and $260 for the three and six months ended June 30, 2005)	9,833	8,168	19,206	13,714

Gross profit	16,768	14,089	32,158	23,180
Operating expenses:
Research and development (including stock-based compensation of $1,346 and $2,709 for the three and six months ended June 30, 2006 and $698 and $1,477 for the three and six months ended June 30, 2005)	5,427	3,753	10,493	6,936
Selling, general and administrative (including stock-based compensation of $1,596 and $2,775 for the three and six months ended June 30, 2006 and $531 and $1,283 for the three and six months ended June 30, 2005)	6,699	4,528	14,126	8,083
Patent litigation	2,821	17,372	6,885	21,870

Total operating expenses	14,947	25,653	31,504	36,889

Income (loss) from operations	1,821	(11,564)	654	(13,709)
Other income (expense):
Interest and other income	626	320	1,225	693
Interest and other expense	(110)	(45)	(180)	(86)

Total other income (expense), net	516	275	1,045	607

Income (loss) before income taxes	2,337	(11,289)	1,699	(13,102)
Income tax provision (benefit)	1,278	(4,585)	1,047	(5,014)

Net income (loss)	1,059	(6,704)	652	(8,088)

Basic income (loss) per common share	$0.04	$(0.24)	$0.02	$(0.29)

Diluted income (loss) per common share	$0.03	$(0.24)	$0.02	$(0.29)

Shares used in basic net income per common share	29,412	27,721	29,126	27,638
Dilutive effect of stock options and restricted stock	4,192	—	4,227	—

Shares used in diluted net income per common share	33,604	27,721	33,353	27,638

Monolithic Power Systems, Inc.

NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	For the Three Months ended June 30,		For the Six Months ended June 30,
	2006	2005	2006	2005
Revenue	$26,601	$22,243	$51,364	$36,882
Cost of revenue	9,686	8,037	18,918	13,454

Gross profit	16,915	14,206	32,446	23,428
Operating expenses:
Research and development	4,081	3,055	7,784	5,459
Selling, general and administrative	5,103	3,997	11,351	6,800
Patent litigation	2,821	17,372	6,885	21,870

Total operating expenses	12,005	24,424	26,020	34,129

Income (loss) from operations	4,910	(10,218)	6,426	(10,701)
Other income (expense):
Interest and other income	626	320	1,225	693
Interest and other expense	(110)	(45)	(180)	(86)

Total other income, net	516	275	1,045	607

Income (loss) before income taxes	5,426	(9,943)	7,471	(10,094)
Income tax provision (benefit)	1,489	(4,437)	1,337	(4,792)

Net income (loss)	3,937	(5,506)	6,134	(5,302)

Basic income (loss) per common share	$0.13	$(0.20)	$0.21	$(0.19)

Diluted income (loss) per common share	$0.12	$(0.20)	$0.18	$(0.19)

Weighted-average common shares outstanding	29,412	27,721	29,126	27,638
Dilutive effect of stock options, restricted stock and warrants	4,192	—	4,227	—

Diluted weighted-average common shares outstanding	33,604	27,721	33,353	27,638

GAAP TO NON-GAAP RECONCILIATION

Net loss - GAAP basis	1,059	(6,704)	652	(8,088)

Non-GAAP adjustments for stock-based compensation
Contra revenue	—	(14)	—	(12)
Cost of revenue	147	131	288	260
R&D	1,346	698	2,709	1,477
SG&A	1,596	531	2,775	1,283
Tax effect	(211)	(148)	(290)	(222)

Net income - non-GAAP basis	3,937	(5,506)	6,134	(5,302)